Salomon Brothers Institutional High Yield Bond Fund Inc
                         Form N-SAR - February 28, 1998
                              Attachment - Item 77C
------------------------------------------------------------------------

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

------------------------------------------------------------------------

If any matter has been submitted to a vote of security holders, furnish the following information:

1.(a)         The date of the meeting and whether it was an annual or special meeting.

                January 14, 1998 Special Meeting of Stockholders

   (b) Describe each nonroutine matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each such matter.

              A proposal to approve the new Management Agreement between the Fund and Salomon Brothers Asset Management Inc was approved by a vote of 382,206 votes in favor and 0 votes against.



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          Salomon Brothers Institutional Emerging Markets Debt Fund Inc
                         Form N-SAR - February 28, 1998
                              Attachment - Item 77C
------------------------------------------------------------------------

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

------------------------------------------------------------------------

If any matter has been submitted to a vote of security holders, furnish the following information:

1.(a)         The date of the meeting and whether it was an annual or special meeting.

                January 14, 1998 Special Meeting of Stockholders

   (b) Describe each nonroutine matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each such matter.

              A proposal to approve the new Management Agreement between the Fund and Salomon Brothers Asset Management Inc was approved by a vote of 439,594 votes in favor and 0 votes against.

               Salomon Brothers Institutional Asia Growth Fund Inc
                         Form N-SAR - February 28, 1998
                              Attachment - Item 77C
------------------------------------------------------------------------

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

------------------------------------------------------------------------

If any matter has been submitted to a vote of security holders, furnish the following information:

1.(a)         The date of the meeting and whether it was an annual or special meeting.

                January 14, 1998 Special Meeting of Stockholders

   (b) Describe each nonroutine matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each such matter.

              A proposal to approve the new Management Agreement between the Fund and Salomon Brothers Asset Management Inc was approved by a vote of 323,211 votes in favor and 0 votes against.

                  A proposal to approve the new  subadvisory  agreement  between
              Salomon Brothers Asset Management and Salomon Brothers Asset Management Asia Pacific Limited with respect to the Fund was approved by a vote of 323,211 votes in favor and 0 votes against.



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